SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the registrant ☑

Filed by a party other than the registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CARRIER ACCESS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 22, 2003

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Carrier Access Corporation, a Delaware corporation (the “Company”), will be held on May 22, 2003 at 9:00 a.m., Mountain Time, at The Boulder Theater, 2034 14th Street, Boulder, Colorado 80302, for the following purposes:

1.  To elect five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.  To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Only holders of record of the Company’s common stock at the close of business on April 3, 2003, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors of Carrier Access Corporation Nancy Pierce Secretary

Boulder, Colorado

April 10, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN,

DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY

AS POSSIBLE IN THE ENCLOSED ENVELOPE.

CARRIER ACCESS CORPORATION

PROXY STATEMENT

FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to the holders of common stock, par value $.001 per share (the “Common Stock”), of Carrier Access Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of the Company’s Stockholders to be held on May 22, 2003 at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at The Boulder Theater, 2034 14th Street, Boulder, Colorado 80302. The telephone number at The Boulder Theater is (303) 786-7030. The Company’s headquarters are located at 5395 Pearl Parkway, Boulder, Colorado, 80301, and the telephone number at that location is (303) 442-5455.

This Proxy Statement and the accompanying form of proxy, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, are first being mailed on or about April 10, 2003 to all holders of Common Stock entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of the Company’s Common Stock at the close of business on April 3, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock they held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 24,771,498 shares of the Company’s Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Common Stock, see “Security Ownership of Principal Stockholders and Management.”

Quorum; Required Vote

The holders of a majority of stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. If a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to approve the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

Voting by attending the meeting.    A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification to the Annual Meeting.

Voting by proxy.    All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado, 80301, Attention: Corporate Secretary.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy material.    Stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2004 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than December 12, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting.    In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board or (2) any stockholder entitled to vote who has written notice delivered to the Secretary of the

Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting of any stockholder entitled to vote who has written notice delivered to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 20 days nor more than 60 days prior to the date of the annual meeting of stockholders. As a result, the Notice Period for the 2004 annual meeting of stockholders is anticipated to start on March 23, 2004 and end on May 2, 2004.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not they are to be included in the Company’s proxy materials, should be sent to Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado 80301, Attention: Corporate Secretary.

Discretionary Authority to Vote.    With respect to a proposal that is not submitted for inclusion in next year’s proxy material, but is instead sought to be presented directly at next year’s annual meeting of stockholders, rules of the Securities and Exchange Commission (“SEC”) permit the Company’s management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on February 25, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board is currently composed of five members. The term of office of each director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

Nominees for Director

Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Information Regarding Nominees and Other Directors

Name	Age	Principal Occupation and Business Experience
Roger L. Koenig	48

Mr. Koenig has served as President, Chief Executive Officer and Chairman of the Board of the Company since its formation in September 1992. Prior to co-founding the Company, Mr. Koenig served as President and Chief Executive Officer of Koenig Communications, an equipment systems integration and consulting firm. Prior to founding Koenig Communications, Mr. Koenig held a number of positions with IBM/ROLM Europe, a telecommunications equipment manufacturer, including Engineering Section Manager for Europe. Mr. Koenig received a B.S. in Electrical Engineering from Michigan State University and an M.S. in Engineering Management from Stanford University.

Nancy Pierce	45

Ms. Pierce has served as Corporate Development Officer since April 2000. Ms. Pierce has also served as Secretary and a Director of the Company since its formation in September 1992. Ms. Pierce held previous positions of Corporate Controller, Chief Financial Officer, and Vice President-Finance and Administration and Treasurer with the Company. Prior to co-founding the Company, Ms. Pierce served as the Controller of Koenig Communications, a systems integration and consulting firm. Prior to joining Koenig Communications, Ms. Pierce held positions at IBM Corporation and ROLM Corporation. Ms. Pierce also serves as a Director and Chairman of the Compensation Committee of the Board of Directors of Koala Corporation. Ms. Pierce holds a B.S. degree in communication disorders from Colorado State University and an M.B.A. from California State University, Chico. In addition, Ms. Pierce holds an honorary doctorate degree in Commercial Science from St. Thomas Aquinas University.

John W. Barnett, Jr.	62

Mr. Barnett has served as a Director of the Company since December 1998. Mr. Barnett is a telecommunications consultant and private investor. Mr. Barnett previously served as a Senior Executive of McLeod USA from April 2000 through December 2001. Mr. Barnett was President of the Wholesale Services division of MCI WorldCom, Inc. from February 1997 through March 2000 and was President of WorldCom International, Inc., from June 1996 through February 1997. From January 1995 until June 1996, Mr. Barnett served as Senior Vice President of Sales and Marketing of Williams Communications Company. From July 1993 until January 1995, Mr. Barnett was President of WilTel International, a division of WilTel Network Services, a predecessor of WorldCom, Inc. Mr. Barnett has also served as a Director of the Competitive Telecommunications Association, America’s Carriers Telecommunication Association, the Multimedia Telecommunications Association, and several privately held corporations. Mr. Barnett received a B.A. in Political Science from Tulane University.

Name	Age	Principal Occupation and Business Experience
David R. Laube	55

Mr. Laube has served as a Director of the Company since January 2001. Mr. Laube is currently Executive in Residence for the Business School at the University of Colorado-Denver. He is also active in consulting in the fields of telecommunication and information technology. Mr. Laube served in several Senior Finance and Information Technology positions at US West from 1983 until 2000, the latest position being Vice President and Chief Information Officer. Prior to 1983, Mr. Laube was Vice President of Finance and Information Systems for the digital telephone division of Harris Corporation. Mr. Laube is a director of Net.com, a maker of telecommunications equipment. Mr. Laube received a B.A. in Finance from the University of Washington and holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Laube is also a Certified Public Accountant and was appointed by Colorado Governor Bill Owens as a commissioner for the Colorado Commission on Science and Technology.

Mark A. Floyd	47

Mr. Floyd has served as a Director of the Company since June 2001. Mr. Floyd is currently President and Chief Executive Officer of Entrisphere, Inc., a position he has held since August of 2002. Mr. Floyd was the President and Chief Executive Officer of Siemens ICN, Inc. from April 2001 until January 2002. Prior to that, Mr. Floyd co-founded Efficient Networks, Inc. in June 1993 and served as President, Chief Executive Officer and a Director of Efficient Networks, Inc. from 1993 to 2001. Siemens ICN, Inc. acquired Efficient Networks, Inc. in April 2001. From 1991 to 1993, Mr. Floyd served as Chief Operating Officer and a Director of Networth, Inc., a provider of LAN products including Ethernet hubs, switches and network interface cards. Mr. Floyd previously was Executive Vice President, Chief Financial Officer and Director of Interphase Corporation, a provider of enterprise server connectivity solutions for high-speed LAN, high capacity storage and remote access applications from 1984 to 1991. Mr. Floyd received his B.B.A. in Finance from the University of Texas at Austin.

The Board recommends a vote “FOR” the nominees listed above.

Family Relationships

There are no family relationships among directors, executive officers or nominees, except that Roger L. Koenig and Nancy Pierce are married to one another.

Board Meetings and Committees

During fiscal 2002, the Board held six meetings, including regularly scheduled and special meetings. No director attended fewer than 75% of the total number of meetings of the Board and total number of meetings held by all Board committees of which he or she was a member. Certain matters approved by the Board were approved by unanimous written consent.

The Board currently has two standing committees: an Audit Committee and a Compensation Committee. The Company has no nominating committee or committee performing a similar function.

The following describes each committee, its current membership, the number of meetings held during 2002 and its function. All members of these committees are non-employee directors.

Audit Committee.    The Audit Committee currently consists of Mr. Laube, Mr. Barnett, and Mr. Floyd. The Audit Committee met six times in 2002. The Audit Committee is responsible for the oversight of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process, recommending the selection of the Company’s auditors, meeting with management to review the Company’s financial controls, and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

Compensation Committee.    The Compensation Committee currently consists of Mr. Floyd, Mr. Barnett, and Mr. Laube. The Compensation Committee, which met four times in 2002, reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock option plans and performs such other duties as may come before it or as directed by the Board.

Director Compensation

The Company currently does not provide cash compensation to any member of the Company’s Board. However, members of the Board are eligible to receive discretionary option grants and stock issuances under the 1998 Stock Incentive Plan (the “1998 Plan”). Non-employee directors also each receive an automatic initial option grant under the 1998 Plan to purchase 15,000 shares of Common Stock upon becoming a director (the “Initial Grant”). Each Initial Grant vests in four successive equal annual installments upon the individual’s completion of each year of service on the Board measured from the option grant date. In addition to the Initial Grant, each director also receives an option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders, provided such individual has served as a non-employee Board member for at least six months (the “Subsequent Grant”). Subsequent Grants vest upon the individual’s completion of one year of Board service measured from the option grant date. All such option grants are granted at the fair market value on the date of grant. The 1998 Plan also permits the plan administrator to activate a director fee option grant program.

In addition to the 10,000-share automatic option grant received on the date of the 2002 Annual Meeting of Stockholders, the non-employee directors received the following grants:

•	Mr. Barnett received an option grant on January 16, 2002, for the purchase of 15,000 shares of Common Stock, which options will vest in full one year from the date of the grant, and an option grant on August 3, 2002, for the purchase of 50,000 shares of Common Stock, which options will vest 25% on the first anniversary of the date of grant and then quarterly for the subsequent three years.

•	Mr. Laube received an option grant on January 16, 2002, for the purchase of 15,200 shares of Common Stock, which options will vest in full one year from the date of the grant, and an option grant on August 3, 2002, for the purchase of 50,000 shares of Common Stock, which options will vest 25% on the first anniversary of the date of grant and then quarterly for the subsequent three years.

•	Mr. Floyd received an option grant on January 16, 2002, for the purchase of 5,200 shares of Common Stock, which options will vest in full one year from the date of the grant, and an option grant on August 3, 2002, for the purchase of 50,000 shares of Common Stock, which options will vest 25% on the first anniversary of the date of grant and then quarterly for the subsequent three years.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board appointed KPMG LLP as the Company’s independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. Stockholder ratification of the appointment of KPMG LLP as the Company’s independent public accountants is not required by the Company’s Bylaws or any other applicable legal requirement. The Audit Committee has responsibility for recommending to the Board independent auditors. The Board has determined that it is desirable to request ratification of its selection of KPMG LLP by the Company’s stockholders. Notwithstanding this selection, the Audit Committee, in its discretion, may recommend and the Board may appoint new independent auditors at any time during the year if they believe that such a change would be in the best interest of the Company and its stockholders. If the stockholders fail to ratify this proposal, then the Audit Committee and the Board will reconsider its selection.

KPMG LLP has audited the Company’s financial statements since 1994. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” this proposal.

Fee Disclosure

Audit Fees.    Audit fees billed to the Company by KPMG LLP during the Company’s 2002 fiscal year for the audit of the Company’s annual financial statement and review of financial statements included in the Company’s quarterly reports on Form 10-Q totaled $178,000.

Financial Information Systems Design and Implementation Fees.    The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees.    Fees billed to the Company by KPMG LLP during the Company’s 2002 fiscal year for all tax related services totaled $52,500. The Company did not engage KPMG LLP to provide any other services to the Company during the fiscal year ended December 31, 2002.

The Audit Committee considered whether the provision for non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence. For the most recent fiscal year, 100% of the hours expended on the auditing of the Company’s financial statements was attributed to the independent auditors’ full-time, permanent employees.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of March 1, 2003 for the following: (1) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s voting securities; (2) each of the Company’s current directors; (3) each of the officers named in the Summary Compensation Table below; and (4) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Class(2)
Roger L. Koenig(3)	13,768,266	55.56%
Nancy Pierce(3)	13,768,266	55.56%
KELD, LLC(4)	10,400,000	41.98%
Capital Group International, Inc.(5) 11100 Santa Monica Blvd. Los Angeles, CA 90025	1,748,030	7.06%
Timothy R. Anderson(6)	84,503	*
Mark D. Herbst	0	*
John W. Barnett, Jr.(7)	74,800	*
David R. Laube(8)	100,200	*
Mark A. Floyd(9)	45,512	*
All directors and executive officers as a group (7 persons)(10)	14,073,281	56.25%

*	Less than 1%
(1)	Except as otherwise noted, the address of each person listed on the table is c/o Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado 80301.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of such person or entity holding such securities but are not outstanding for the purpose of computing the percentage of any other person or entity. Except as indicated by footnotes to the table, and subject to the applicable community property laws, based on information provided by the persons shown in the table, such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of shares beneficially owned is based on 24,771,498 shares outstanding as of March 1, 2003.
(3)	Represents 1,170,558 shares held by Mr. Koenig, 1,000,000 shares held jointly by Mr. Koenig and Ms. Pierce, 1,182,458 shares held by Ms. Pierce, and 10,400,000 shares held by KELD, LLC, 7,625 shares of common stock issuable upon exercise of options owned by Mr. Koenig, and 7,625 shares of common stock issuable upon exercise of options owned by Ms. Pierce. Mr. Koenig and Ms. Pierce are managing members of KELD, LLC and have shared voting and investment power over the shares held by KELD, LLC.
(4)	Mr. Koenig and Ms. Pierce are managing members of KELD, LLC and have shared voting and investment power over the shares held by KELD, LLC.
(5)	This information is based on a review of the Schedule 13G filed by this person with the Securities and Exchange Commission and includes 1,748,030 shares of which Capital Guardian Trust Company is or may be deemed to be the beneficial owner.
(6)	Includes 72,558 shares of common stock issuable upon exercise of options.
(7)	Includes 65,500 shares of common stock issuable upon exercise of immediately exercisable options, 10,000 of which are subject to the Company’s right of repurchase.
(8)	Includes 50,200 shares of common stock issuable upon exercise of immediately exercisable options, 20,938 of which are subject to the Company’s right of repurchase.
(9)	Includes 45,512 shares of common stock issuable upon exercise of immediately exercisable options, 18,438 of which are subject to the Company’s right of repurchase.

(10)	Includes 7,625 shares of common stock issuable upon exercise of options held by Mr. Koenig, 7,625 shares of common stock issuable upon exercise of options held by Ms. Pierce, 72,558 shares of common stock issuable upon exercise of options held by Mr. Anderson, 65,500 shares of common stock issuable upon exercise of immediately exercisable options held by Mr. Barnett, 10,000 of which are subject to the Company’s right of repurchase, 50,200 shares of common stock issuable upon exercise of immediately exercisable options held by Mr. Laube, 20,938 of which are subject to the Company’s right of repurchase, and 45,512 shares of common stock issuable upon exercise of immediately exercisable options held by Mr. Floyd, 18,438 of which are subject to the Company’s right of repurchase.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”) requires the Company’s executive officers, directors and beneficial owners of more than ten percent of any class of the Company’s equity securities registered under Section 12 of the Exchange Act (“10% Stockholders”), to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by the Company, the Company believes that, during fiscal year 2002, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements except as described below.

•	Mr. Koenig filed one late Form 4, which resulted in one transaction not being reported on a timely basis.

•	Ms. Pierce filed one late Form 4, which resulted in one transaction not being reported on a timely basis.

•	KELD, LLC filed one late Form 4, which resulted in one transaction not being reported on a timely basis.

•	Mr. Laube filed five late Forms 4, which resulted in six transactions not being reported on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Mr. Floyd, Mr. Barnett and Mr. Laube. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company during the Company’s last three fiscal years.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Number of Securities Underlying Options	All Other Compensation($)(1)
Roger L. Koenig President, Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	175,000 175,000 181,731	— 32,358 —	— — 4,500	— 734 734

Nancy Pierce Corporate Development Officer Director, and Secretary	2002 2001 2000	151,560 136,560 138,291	— 27,735 —	— — 4,500	— — —

Timothy R. Anderson Chief Financial Officer and Treasurer	2002 2001 2000	178,365 158,396 143,483	— 32,358 —	100,000 75,000 36,000	— — —

Mark D. Herbst(2) Former Chief Operations Officer	2002 2001 2000	210,000 206,154 —	— 38,829 —	100,000 75,000 —	— — —

(1)	These amounts reflect insurance premiums for life insurance policies paid by the Company on behalf of the Named Executive Officer.
(2)	Mr. Herbst joined the Company in June of 2000 and was appointed as an officer in January of 2001. Mr. Herbst’s employment with the Company ended on December 31, 2002.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2002.

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share	Date of Expiration(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name					5%	10%
Roger L. Koenig	—	—	—	—	$—	$—
Nancy Pierce	—	—	—	—	$—	$—
Timothy R. Anderson	100,000	3.99%	$0.66	08/03/07	$18,235	$40,294
Mark D. Herbst	100,000	3.99%	$0.66	08/03/07	$18,235	$40,294

(1)	The options in this table are non-statutory stock options granted under the 1998 Stock Incentive Plan and have exercise prices equal to the fair market value on the date of grant. These options have five-year terms and vest over a period of 48 months at a rate of 25% on the first anniversary date from the dated grant and a rate of 6.25% per quarter thereafter until fully vested,.

(2)	The Company granted options to purchase 2,509,423 shares of Common Stock to employees in fiscal year 2002.

(3)	The options in this table may terminate before their expiration upon the termination of optionee’s status as an employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ five-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised in-the-Money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger L. Koenig	—	—	7,500	500	—	—
Nancy Pierce	—	—	7,500	500	—	—
Timothy R. Anderson	1,719	4,550	59,963	160,813	—	—
Mark D. Herbst	—	—	80,187	—	—	—

(1)	Market value of underlying securities based on the closing price of Company’s Common Stock on December 31, 2002 (the last trading day of fiscal 2002) on the Nasdaq National Market of $0.38 per share minus the exercise price. Only exercisable options are calculated in making the determination of the value realized.

TRANSACTIONS WITH MANAGEMENT

There were no transactions with management in fiscal 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee met six times during the last fiscal year and has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed the auditors’ independence with the independent auditors. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Each of the Audit Committee members is independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

David R. Laube, Chairman John W. Barnett, Jr. Mark A. Floyd

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee is currently comprised of Mr. Floyd, Mr. Barnett and Mr. Laube, each of whom is a non-employee director. The Compensation Committee met four times during the last fiscal year. The Compensation Committee generally reviews and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s 1998 Stock Incentive Plan, cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers.

Compensation Policies

When creating policies and making decisions concerning executive compensation, the Compensation Committee:

•	Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which the Company operates,

•	Independently assesses operating results on a regular basis in light of expected Company performance, and

•	Aligns pay incentives with the long-term interests of the Company’s stockholders.

Executive Officer Compensation Program

The Company’s executive compensation program has three major components, the combinations of which are intended to attract, retain, and motivate highly effective executives:

1.  Base salary.    Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (Denver Area), national, and, for international executives (if any), foreign country data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

2.  Cash incentive compensation.    Cash bonuses are designed to motivate executives to attain short-term and long-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of certain of these specified business goals. The formula for incentive bonuses for fiscal year 2002 was based on the achievement of certain revenue and operating margin targets, together with the attainment of corporate goals and/or new product delivery dates, production goals and cost reduction targets. It is the intention of the Compensation Committee in fiscal year 2003 to continue this linkage between the achievement of specific financial targets and corporate goals, and the payment of incentive cash compensation, for officers and other executives in the Company.

3.  Equity-based incentive compensation.    Option grants and other equity-based compensation have been provided to executives through the Company’s 1998 Stock Incentive Plan. Under this plan, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of the Company’s Common Stock at the market price on the date of the grant, subject to vesting during the participant’s employment with the Company. The purpose of this stock plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company’s stock option plan utilizes vesting periods to encourage executives and employees to remain with the Company and to focus on longer-term results.

4.  Other executive compensation.    The Company provides certain other compensation programs to executives that are also available to other Company employees, including pre-tax savings plans, medical, dental, and vision benefits. The Company generally does not provide executive perquisites.

Chief Executive Officer Compensation

In determining Mr. Koenig’s compensation for the fiscal year ended December 31, 2002, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the Denver Area, and evaluated achievement of corporate individual objectives for the fiscal year. The Compensation Committee did not increase Mr. Koenig’s base salary for fiscal year 2002. Mr. Koenig was eligible to receive an incentive bonus that was determined on the basis of the Company’s revenue and operating income. We believe it is critical to the Company’s long-term success to continue to tie the Chief Executive Officer’s incentive to the Company’s performance and to align individual financial interests more closely with those of stockholders.

Deductibility of Executive Compensation

Beginning in 1994, the Internal Revenue Code of 1986, as amended, limited the federal income tax deductibility of compensation paid to the Company’s chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1.0 million or meets certain other conditions (such as stockholder approval). Considering the Company’s current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company’s compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mark A. Floyd, Chairman John W. Barnett, Jr. David R. Laube

COMPANY STOCK PRICE PERFORMANCE

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the S&P 500 Index and the Nasdaq Telecom Index. The graph assumes that $100 was invested on July 31, 1998 in the Company’s Common Stock, the S&P 500 Index and the Nasdaq Telecom Index, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

TOTAL RETURN TO STOCKHOLDERS

(Assumes $100 investment on 7/31/98)

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope that has been enclosed.

THE BOARD OF DIRECTORS

Boulder, Colorado

April 10, 2003

Carrier Access Corporation

☐	Mark this box with an X if you have made changes to your name or address

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01—Roger L. Koenig	☐	☐	04—David R. Laube	☐	☐
02—Nancy Pierce	☐	☐	05—Mark A. Floyd	☐	☐
03—John W. Barnett, Jr.	☐	☐

B	Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Ratification of KMPG LLP as independent auditors.	☐	☐	☐

C	Authorized Signatures – Sign – Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please provide your title and authority indicating such fiduciary capacity.

Signature 1 –Please keep signature within the box	Signature 2 –Please keep signature within the box	Date (mm/dd/yyyy)

☐☐ ☐☐ ☐☐☐☐

Proxy—Carrier Access Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

5395 Pearl Parkway

Boulder, Colorado 80301

The undersigned stockholder of Carrier Access Corporation, a Delaware corporation (“Carrier Access”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 10, 2003, and appoints Nancy Pierce and Mark D. Nixon proxies and attorneys-in-fact (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Carrier Access that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Carrier Access to be held on May 22, 2003 at The Boulder Theater, 2034 14th Street, Boulder, Colorado 80302 at 9:00 A.M. M.D.T., and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARRIER ACCESS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2003. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.